Exhibit 3.57

FILED
IN THIS OFFICE OF THE SECRETARY OF STATE OF THE	Articles of Incorporation	Filing fee: invoice #
STATE OF NEVADA	(PURSUANT TO NRS 78)	Receipt #: KS. 82228
OCT 24 1995	STATE OF NEVADA [SEAL] STATE OF NEVADA Secretary of State
18376 - 95
DEAN HELLER SECRETARY OF STATE		(For filing office use)

No.

IMPORTANT: Read instructions on reverse side before completing this form
              TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION: Kimball Hill Homes Nevada, Inc.

2.	RESIDENT AGENT: (designated reside as agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada
Street Address:	One East First Street	Reno. NV	89501
Street No.	Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 0 Per Value: N/A Number of shares without par value: 1,000

4.	GOVERNING BOARD: Shall be styled as (check one): ☒ Directors ☐ Trustees.
The FIRST BOARD OF DIRECTORS shall consist of 5 members and the names and addresses are as follows: (See Attachment)

Name	Address	City/State/Zip

Name	Address	City/State/Zip

Name	Address	City/State/Zip

5.	PURPOSE (optional-see reverse side): The purpose of the corporation shall be:
N/A

6.	PERSONAL LIABILITY (pursuant to NRS 78.037): Check one: ☒ Accept ☐ Decline (if you chose accept see 6(a))
6(a) If you chose accept, please check one: ☐ Limiting ☒ Eliminating

7.	OTHER MATTERS: Any other matters to be included in there articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached one (1).

8.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

James A. Moehling
Name (print) Hill Steadman & Simpson, P.C. Sears Tower - 85th Floor, Chicago, IL, 60606	Name (print)
Address	City/State/Zip	Address	City/State/Zip

/s/ James A. Moehling
Signature	Signature

Name (print)	Subscribed and sworn to before me this 23rd day of October, 1995.

Address	City/State/Zip	/s/ Ronny M. Casey

Signature	OFFICIAL SEAL RONNY M CASEY NOTARY PUBLIC, STATE OF ILLINOIS MY COMMISSION EXPIRES [ILLEGIBLE]

9.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
THE CORPORATION TRUST COMPANY OF NEVADA	hereby accept [ILLEGIBLE] Resident Agent for the above named corporation.
The Corporation Trust Company of Nevada

/s/ Adrienne M. Jacklin

Signature of Resident Agent (Assistant Secretary)	10/23/95
Adrienne M. Jacklin	Date

RECEIVED

OCT 24 1995

SECRETARY OF STATE

ATTACHMENT TO
ARTICLES OF INCORPORATION OF
KIMBALL HILL HOMES NEVADA, INC.

4.     The FIRST BOARD OF DIRECTORS of the Corporation are as follows:

NAME	ADDRESS
David K. Hill	5999 New Wilke Road, Suite 504 Rolling Meadows, IL 60008

Gregory A. Yakim	8584 Katy Freeway, Suite 200 Houston, TX 77024

Kirk Breitenwishcher	8584 Katy Freeway, Suite 200 Houston, TX 77024

Eugene Rowehl	5999 New Wilks Road, Suite 504 Rolling Meadows, IL 60008

Lance Wright	8584 Katy Freeway, Suite 200 Houston, TX 77024

7.     OTHER MATTERS:

(a) There shall be no cumulative voting of any shares of stock of the corporation for any purpose.

(b) No shareholder or shares shall have any preemptive rights to acquire any additional shares of stock of the corporation.

(c) All shares of stock of the corporation shall be common stock with no par value.

(d) Members of the Board of Directors of the corporation need not be stockholders of the corporation.